UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AXIS CAPITAL HOLDINGS LIMITED
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Shareholder Outreach Spring 2025

Safe Harbor Statement 2 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this report, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including the loss portfolio transfer reinsurance agreement with Cavello Bay Reinsurance Limited, a wholly-owned subsidiary of Enstar Group Limited, our expectations regarding pricing, and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, the impact of the current trade and geopolitical environment on our business and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: Insurance Risk • the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; • the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks; • the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions; • actual claims exceeding reserves for losses and loss expenses; • losses related to the conflict in the Middle East, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses; • the adverse impact of social and economic inflation; • the failure of any of the loss limitation methods we employ; • the failure of our cedants to adequately evaluate risks; • the use of industry models and changes to these models; Strategic Risk • increased competition and consolidation in the insurance and reinsurance industry; • general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates, and the evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); • changes in the political environment of certain countries in which we operate or underwrite business; • the loss of business provided to us by major brokers; • a decline in our ratings with rating agencies; • the loss of one or more of our key executives; • increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters; • the adverse impact of contagious diseases on our business, results of operations, financial condition, and liquidity; Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10- K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Credit and Market Risk • the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased; • the failure of our policyholders or intermediaries to pay premiums; • breaches by third parties in our program business of their obligations to us; Liquidity Risk • the inability to access sufficient cash to meet our obligations when they are due; Operational Risk • changes in accounting policies or practices; • difficulties with technology and/or data security; • the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties; Regulatory Risk • changes in governmental regulations and potential government intervention in our industry; • inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and Risks Related to Taxation • changes in tax laws.

Overview & Financial Highlights

AXIS At a Glance 4 Our strategic focus is on Specialty products: Risk transfer that requires dedicated, tailored underwriting expertise delivered through differentiated distribution channels and customer profiles 73 27 % Insurance Reinsurance Annualized Operating ROACE2 19.2% Total capital3 $7.2 billion Financial strength rating A/A+ AM Best/S&P Debt to total capital3 18.2% Represented in 19 offices worldwide With nearly 1900 employees Insurance $6.7 billion Reinsurance $2.4 billion $9.1 billion 1 GPW, last twelve months ended 3/31/2025 2 Operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to ROACE, the most comparable GAAP financial measure, and a discussion of the rationale for its presentation is provided later in this document 3 Total capital represents the sum of total shareholders' equity and debt. The debt to total capital ratio is calculated by dividing debt by total capital 4 Amounts may not reconcile throughout the document due to rounding differences Gross premiums written ("GPW"), last 12 months1 As of 3/31/2025

5 New chapter in our journey to become the leading Specialty underwriter Ambitious and clear strategy supported by four strategic pillars Rebalanced portfolio focused on core strengths in Specialty underwriting Improved ways of operating and going to market, enabled by organization-wide "How We Work" effort Underwriting-led company with significant updates to leadership team Strong, flexible capital position to deliver value to shareholders

Bold aspiration and clear strategy 6 We operate in attractive markets, make decisive choices on where and how to compete, and nimbly allocate resources We manage our capital efficiently We invest in building strong capabilities in underwriting, claims, and operations We are rigorously improving how we operate to become a more integrated, efficient company Be the leading Specialty underwriter, generating consistent top-quartile DBVPS growth for shareholders Strategic pillars

Executive Compensation: Focus on Pay for Performance

Aligning Executive Compensation and Performance 8 Our executive compensation program is designed to link pay to performance, requiring our leadership team to deliver on specific annual and long-term performance goals Pay Element Objectives / Description S h o rt -T e rm Base Salary • Fixed component of compensation that reflects level of responsibility and experience Annual Incentive • Motivates and rewards executives for Company and individual performance against annually established goals • Determined based on weightings of Company financial metric, business unit financial metric and individual non-financial metrics (strategic business goals) L o n g -T e rm RSUs • Fosters a culture of ownership, aligning long-term interests of our executives and shareholders • Vests ratably over a four-year period PSUs • Promotes accountability and strategic long-term decision-making • Beginning with 2024 grants, 50% of award based on relative total shareholder return (“rTSR”) and 50% based on adjusted book value per diluted common share (“Adjusted DBVPS”) growth • Prior awards determined solely on relative total shareholder return • Target performance goals for 2024 awards: 55th percentile for relative TSR performance and 15% adjusted DBVPS Growth • 3-year performance period with payouts ranging from 0% - 200% On average, 74% of NEO and 85% of CEO total target compensation is performance- based Metric Weighting CEO All Other NEOs Financial 75% 70% or 85% (Investments Unit) Strategic Business Goals 25% 30% or 15% (Investments Unit) Annual Incentive Awards

CEO Compensation 9 Our executive compensation program ties a significant portion of our CEO’s compensation to the financial, operational and stock price performance of our Company and is designed to promote rigorous accountability for creating long-term shareholder value Reflects current employment practices 1. No housing allowance 2. No personal use of Company-leased aircraft 3. Reduced total severance payable in the event of the Company’s termination of the CEO Competitive Package – valued based on market and experience 1. STI – 2024 bonus target 170% salary (increased to 175% for 2025) 2. LTI – 60% performance vesting and 40% time-vesting 2024 Performance Year Compensation = $8.776M Fixed 15% Subject to Performance 85% 2024 Target Mix of Pay Base Salary 15% Target Cash Annual Incentive 25% Time-Based RSUs (Target) 24% PSUs (Target) 36% Key Elements

Strong Compensation & Governance Practices

Compensation Practices

WHAT WE DO

- ✓ Set robust goals, ensuring adequate stretch goals within our risk framework
- ✓ Link performance metrics to strategy to support shareholder value
- ✓ Provide appropriate mix of fixed and variable pay to reward Company, business unit, and individual performance
- ✓ Balance equity awards between PSUs and RSUs
- ✓ Retain discretion of incentive awards by our Human Capital and Compensation Committee
- ✓ Introduced Executive Severance Plan with the goal of providing consistent severance benefit protection to help attract and retain key employees, while replacing executive employment agreements over time
- ✓ Maintain robust stock ownership guidelines
- ✓ Update Clawback Policy to align with new regulatory requirements
- ✓ Retain an independent compensation consultant
- ✓ Engage in regular shareholder outreach
- ✓ Majority vote standard for election of directors
- ✓ Regular Board and Committee self-evaluation process
- ✓ Shareholders holding 10% or more of outstanding stock have the right to call a special meeting
- ✓ Majority independent Board and fully independent Audit, Human Capital & Compensation and Corporate Governance, Nominating, & Social Responsibility Committees

WHAT WE DO NOT DO

- × No hedging or pledging of AXIS stock
- × No individual executive retirement plans
- × No excise tax gross-ups upon change of control or termination
- × No single-trigger vesting of equity-based awards upon change in control
- × No excessive perquisites
- × No stockholder rights plan ("poison pill")
- × No director "overboarding"
  - None of our directors serve on the board of directors of more than three other publicly-held corporations

Governance Practices

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Corporate Governance

Highly Qualified Board Provides Effective Oversight

AXIS

Vincent Tizzio President and CEO, AXIS Capital	**Elanor Hardwick** Former Chief Digital Officer, UBS	**Axel Theis** Former Member of Board of Management, Allianz and Former CEO, Allianz Global Corporate Specialty
W. Marston Becker Chair of the Board of AXIS Capital and Former Chair, QBE Insurance	**Michael Millegan** Former President, Verizon	**Barbara Yastine** Former Chair, President and CEO, Ally Bank
Charles A. Davis CEO, Stone Point Capital	**Thomas C. Ramey** Former Chair and President, Liberty International	**Lizabeth Zlatkus** Former CFO and Chief Risk Officer, The Hartford
Anne Melissa Dowling Former Director of Insurance, State of Illinois	**Henry Smith** Former CEO, Bank of Bermuda	**Director Tenure** <2 Years 1 2 - 6 Years 6 6+ Years 5
Stanley Galanski CEO, G58 Capital		

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Exemplary Culture & Corporate Citizenship

14 Corporate Citizenship at AXIS Increasing awareness and action on mental health and well- being • Supporting the mental health and well-being of our teammates has long been a priority for AXIS. In 2024, we launched a variety of initiatives to support our teammates' mental health including an employee resource group (ERG) and internal learnings events • In addition, as part of a broader internal and external initiative to promote mental health and well-being, AXIS in April 2024 joined the Project Healthy Minds Corporate Coalition, a mental health tech 501(c)(3) non-profit Fostering inclusion • Program addresses areas such as internal education and awareness, recruitment and mobility, career development, and advocacy • Offer a hybrid work model, as well as enhanced benefits such as parental leave policies, flexible work arrangements and mental health and wellness assistance • Employee Resource Groups [ERGs] include: AXIS Pride, PACE [Parents and Caregivers], EDGE [Ethnically Diverse Group of Employees], Embrace [Neurodiversity, Mental Health and Disabilities], Ascent [Multigenerational], Veterans, and Women • Annual forums on topics of interest [past topics: mental health, racial justice] • Long-time supporter of the Dive In industry initiative Our business • AXIS Energy Transition Syndicate 2050 brings together AXIS’ cross-class expertise to provide risk solutions for activities and assets focused on the energy transition • Goal to phase out thermal coal business from our insurance, facultative reinsurance and investment portfolios by 2030 in OECD countries and 2040 globally • Investment in fund focused on climate infrastructure in emerging markets Our operational impact • Science-based aligned target of 50% absolute reduction of Scope 1 and 2 greenhouse gas (GHG) emissions across global operations by 2030, using a 2019 baseline Our voice • As a key provider of renewable energy insurance, AXIS commissioned a report in 2024 titled Navigating Risk in the Energy Transition. This uncovers barriers and motivators for businesses, and actionable recommendations for the insurance industry in the shift to a greener, more resilient economy • Active member of organizations addressing climate issues, including the Geneva Association Signatory in 2019. Read our latest PSI disclosure. Read our latest SASB disclosure and see website for previous years. Signatory in 2019. Read our latest UN Communication on Progress. Planet Environmental Sustainability and Climate People Mental Health, Inclusion and Other Topics Read our latest TCFD disclosure and see website for previous years. Disclosures aligned with third-party frameworks Central to our Corporate Citizenship initiative is building and strengthening organizational and societal resilience, while delivering long-term value to our colleagues, shareholders, customers and other stakeholders. For more information, visit: https://www.axiscapital.com/who-we-are/corporate-citizenship. Recent awards and recognitions Insurance Business UK 5-Star Insurance Employer Awarded Insurance Business America's 5-Star DE&I Award U.S. News Best Companies to Work For – Supporting Family Caregiving

15 We Ask for Your Support at Our 2025 Annual Meeting FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Ratification of Auditor

Appendix 16

17 Non-GAAP Financial Measures Reconciliation (Unaudited) Operating Income and Operating Return on Average Common Equity For the Three Months Ended March 31, 2025 and 2024

18 Rationale for the Use of Non-GAAP Financial Measures We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document we present operating income (loss) and annualized operating return on average common equity ("operating ROACE") which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Operating Income (Loss) Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset. Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies. Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss). Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss). Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss). Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income that is effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

19 Rationale for the Use of Non-GAAP Financial Measures Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income. We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document. We also present annualized operating ROACE, which is derived from the operating income (loss) measure and is reconciled to the most comparable GAAP financial measure, annualized return on average common equity ("ROACE"), in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

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